CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 18, 2016, relating to the financial statements of Summit Water ETF and Dhandho Junoon ETF, each a series of Elevation ETF Trust, as of March 4, 2016, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
March 22, 2016